Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference of our reports dated March 29, 2012, with respect to the financial statements of Metl-Span LLC, included in the Current Report (Form 8-K) dated June 5, 2012 and incorporated in this Current Report (Form 8-K/A) as of and for the years ended June 30, 2011 and 2010 in the following registration statements and related prospectuses.

NCI Building Systems, Inc. Form S-8	File No. 333-173417
NCI Building Systems, Inc. Form S-8	File No. 333-172822
NCI Building Systems, Inc. Form S-8	File No. 333-176737
NCI Building Systems, Inc. Form S-8	File No. 333-124266
NCI Building Systems, Inc. Form S-8	File No. 333-14957
NCI Building Systems, Inc. Form S-8	File No. 333-111139
NCI Building Systems, Inc. Form S-8	File No. 333-34899
NCI Building Systems, Inc. Form S-8	File No. 333-12921
NCI Building Systems, Inc. Form S-8	File No. 333-111142
NCI Building Systems, Inc. Form S-8	File No. 333-139983
NCI Building Systems, Inc. Form S-8	File No. 333-162568
NCI Building Systems, Inc. Form S-8	File No. 333-166279
NCI Building Systems, Inc. Form S-3	File No. 333-156448

/s/ McGLADREY LLP

Dallas, Texas

August 31, 2012